Supplementary Agreement
to
PROFIT INTEREST AGREEMENT

This Supplementary Agreement (the “S.A.”) is supplemental to THE PROFIT INTEREST AGREEMENT (the “Agreement”) entered into as of February 2, 2010 by and between Kasino Fortune Investments Limited at P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, BV1 (the “Buyer”); and Sang Heng Gaming Promotion Company Limited at Alameda Dr. Carlos d’ Assumpcao, Nos 181-187, Edificio Centro Comercial do Grupo Brilhantismo, 12 andar, “T”, Macau (the “Seller”).

WHEREAS:

The Seller shall begin to operate an additional Iao Kun VIP Club located at Galaxy Macau Resort in Cotai, Macau (“Galaxy Iao Kun”) from May 15, 2011.

Based upon and following all the terms and conditions of the Agreement, the parties hereby further agree as follows:

1.	The Interest as defined in the Agreement shall include the Net Operating Profit generated by the Seller at Galaxy Iao Kun as from May 15, 2011 and thereafter.

2.	This S.A. shall be terminated on a date mutually agreed by the parties.

Dated: May 12, 2011

BUYER:	SELLER:

Kasino Fortune Investments Limited	Sang Heng Gaming Promotion Company Limited

KASINO FORTUNE INVESTMENTS LIMITED	SOCIADADE PROMOÇÃO DE JOGOS SANG HENG LIMITADA

/s/ Lam Man Pou	/s/ Lam Man Pou
Lam Man Pou Authorised Signature(s)	Lam Man Pou Authorised Signature(s)